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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                                 AUGUST 26, 2002


                             VISIONS IN GLASS, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


               000-33123                                 33-0885775
         (Commission File No.)                        (IRS Employer ID)


                               9521 21ST STREET SE
                                CALGARY, ALBERTA
                                 CANADA T2C 4B1
              (Address of principal executive offices and Zip Code)


                                 (403) 720-8550
              (Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

On Aug 23, 2002, Irving Munowitz transferred 5,000,000 shares of common stock which he owned to Yarek Bartosz in consideration of $100,000.00. Prior to transferring the foregoing 5,000,000 shares of common stock, Mr. Munowitz owned 94.0% of the issued and outstanding stock. Therefore after the foregoing transaction, Mr. Munowitz owns 0 shares of common stock. Further, after the foregoing transaction, there were 5,293,000 shares issued and outstanding and the following person owns 5% or more of the total outstanding shares of the Company.

     Yarek Bartosz                                             94.0%

ITEM 5. OTHER EVENTS

As a result of the matters described in Item 1, Irving Munowitz resigned as a member of the Company's board of directors as an officer and director and Yarek Bartosz was appointed to the Board of Directors. Mr. Bartosz was appointed President, Chief Executive Officer, Secretary/Treasurer, and Chief Financial Officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

  99.1         Stock Purchase Agreement
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: August 26, 2002                  VISIONS IN GLASS, INC.


                                        BY: /s/ Yarek Bartosz
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                                            Yarek Bartosz, President, Chief
                                            Executive Officer, Secretary/
                                            Treasurer and Chief Financial
                                            Officer